UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
February 7, 2008

Keystone Consolidated Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3919	37-0364250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1740, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 458-0028

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As disclosed in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (“Form 10-Q”), the Registrant historically classified corporate expenses as a component of non-operating income or expense.  Effective with the Form 10-Q, the Registrant now classifies corporate expenses with general and administrative expenses, a component of operating income, and for comparative purposes the Registrant has reclassified prior period amounts to conform to the new presentation.  In addition, during the third quarter of 2007 the Registrant consolidated two previously separate reportable operating segments into a single segment, and for comparative purposes beginning with the Form 10-Q the Registrant has combined the prior separate segment results.  Exhibit 99.1 of this Form 8-K includes the Items of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (“2006 Form 10-K”) that were impacted by the 2007 reclassification of corporate expenses and consolidation of segments as follows:

•	Item 1 – Business

•	Item 6 - Selected Financial Data

•	Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations

•	Item 8 - Financial Statements and Supplementary Data

•	Item 15(a) and 15(c) - Exhibits and Financial Statement Schedules

As a result of the reclassification of corporate expenses, the operating loss for 2002 and 2003 increased by approximately $1.5 million and $3.3 million, respectively and the operating income for 2004, 2005 and 2006 decreased by approximately $400,000, $2.5 million and $1.2 million, respectively.  The Company’s consolidated net income, net income per share, consolidated balance sheets, consolidated statements of stockholders’ equity or consolidated statements of cash flows were not impacted by the reclassification of corporate expenses or the consolidation of segments.

The Company has made no attempt in Exhibit 99.1 to modify or update other disclosures presented in the 2006 Form 10-K.  Exhibit 99.1 does not reflect events occurring after the filing of the 2006 Form 10-K or modify or update those disclosures, including the exhibits to the 2006 Form 10-K affected by subsequent events. Information not affected by the reclassification of corporate expenses or the consolidation of segments is unchanged and reflects the disclosures made at the time of the filing of the 2006 Form 10-K on March 28, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Item No.	Exhibit Index
99.1	Selected Items of the 2006 Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE CONSOLIDATED INDUSTRIES, INC.
(Registrant)

By:           /s/ Bert E. Downing, Jr.
Bert E. Downing, Jr.
Vice President, Chief Financial Officer, Corporate Controller and Treasurer

Date:  February 7,  2008

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Selected Items of the 2006 Form 10-K.